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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use of our report dated October 28, 2004, with respect to the consolidated financial statements and financial statement schedule of Amdocs Limited included in this Annual Report on Form 20-F for the year ended September 30, 2004 filed with the Securities and Exchange Commission and incorporated by reference in the following registration statements:

                              COMMISSION FILE NO.

                            Form S-8, No. 333-91847
                            Form S-8, No. 333-92705
                            Form S-8, No. 333-31506
                            Form S-8, No. 333-34104
                            Form S-8, No. 333-58454
                            Form S-8, No. 333-114077
                Form F-3 (and related Prospectus), No. 333-39278 Form F-3 (and related Prospectus), No. 333-44994 Form F-3 (and related Prospectus), No. 333-57036 Form F-3 (and related Prospectus), No. 333-67572
               Form F-3 (and related Prospectus), No. 333-114079 Form F-3 (and related Prospectus), No. 333-114344

                                                           /s/ ERNST & YOUNG LLP

New York, New York
December 28, 2004